Securities and Exchange Commission
Washington, D.C.  20549

Re:  Stonebridge Funds

Dear Sir or Madam:

We have read item 77K of the Form N-SAR of The Stonebridge
Funds for the period ended April 30, 2000 and agree with the statements contained therein.

Very truly yours,



HEIN & ASSOCIATES LLP